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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption, "Experts" and to the use of our report dated May 24, 1996 with respect to the financial statements and schedules, included in the Proxy Statement/Information Statement of Keystone Automotive Industries, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-00000) and Prospectus of Keystone Automotive Industries, Inc. for the registration of 2,450,000 shares of its Common Stock.


                             /s/ ERNST & YOUNG LLP

Los Angeles, California
December 18, 1996